UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2017

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400, San Antonio, Texas		78257
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 344-3400

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Purchase Agreement

Biglari Holdings Inc. (the “Company”) is engaged in discussions to amend the Stock Purchase Agreement, dated as of May 22, 2017 (the “Purchase Agreement”), among BHIC Inc., a wholly owned subsidiary of the Company (“BHIC”), John M. McGraw, JDM Living Trust, Michael J. McGraw and the Michael Joseph McGraw Family Trust (the “MJM Trust”).  The entry into the Purchase Agreement was previously reported in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2017.  In connection with the potential amendment, it is contemplated, among other things, that (i) BHIC would purchase 50.1% of Western Service Contract Corp. (“Western”), the parent company of Pacific Specialty Insurance Company, and 50.05% of McGraw Insurance Services L.P. (“McGraw”) for an aggregate purchase price of $150.3 million, consisting of $12.3 million in cash payable at the closing of the transaction and $138.0 million of deferred payments over 10 years, (ii) the boards of directors of Western and its subsidiaries and the subsidiaries of McGraw would consist of an equal number of representatives appointed by BHIC and the MJM Trust, subject to BHIC’s right to obtain majority representation on the boards by paying to the MJM Trust an amount equal to $5,000,000 per year (which amounts would be credited against the purchase price for the MJM Trust’s equity interest, as described in (iv) below), (iii) Sardar Biglari would have full investment and capital allocation authority for Western, McGraw and their respective subsidiaries, subject to compliance of such investments with applicable law, and (iv) BHIC would have the right to purchase the MJM Trust’s entire equity interest in McGraw and Western at any time following the closing of the transaction for a purchase price equal to $150.0 million up to the ninth anniversary of the closing date (and for fair market value thereafter), and the MJM Trust would have the right to require BHIC to purchase the MJM Trust’s entire equity interest after the 11th anniversary of the closing date for the fair market value thereof.  The terms of the potential amendment remain under discussion and could differ materially from the terms stated above, and there is no assurance that the parties will reach agreement on the terms of any amendment to the Purchase Agreement or otherwise with respect to the transactions contemplated by the Purchase Agreement.

Services Agreement

On September 15, 2017, the Company entered into a Services Agreement with Biglari Enterprises LLC, a Delaware limited liability company, and Biglari Capital Corp., a Texas limited liability company (“BCC,” and together with Biglari Enterprises LLC, the “Biglari Entities”).  BCC is the general partner of each of The Lion Fund, L.P., a Delaware limited partnership (“TLF I”), and The Lion Fund II, L.P., a Delaware limited partnership (“TLF II”).  The Biglari Entities are solely owned by our Chairman and Chief Executive Officer Sardar Biglari.

The Services Agreement was executed in connection with a review of the relationships and transactions between the Company and BCC.  After careful consideration, including a review conducted by a public accounting firm of the business and administrative-related costs incurred by the Company in connection with its investments, the Company’s Governance, Compensation and Nominating Committee, comprised solely of independent board members, approved the Services Agreement as a replacement of the Shared Services Agreement between the Company and BCC, dated July 1, 2013, and certain other arrangements the Company previously had to provide business and administrative-related services.  Under the terms of the Services Agreement, the Company will no longer provide the business and administrative-related services. Instead, the Biglari Entities will assume the responsibility to provide the services and the Company will pay a fixed fee to the Biglari Entities.  The Company believes the new arrangement will benefit the Company by eliminating the risk of higher expenses as well as removing risks associated with financial obligations.  In addition, the Company anticipates this new arrangement will reduce its expenses by approximately $1.5 million annually.

The Services Agreement has a five-year term.  The fixed fee is $700,000 per month for the first year and will adjust in years two through five by an amount equal to the applicable annual consumer price index. The agreement will automatically renew for successive five-year periods, unless terminated by either party effective at the end of the initial or renewed term, as applicable.  The Services Agreement does not alter the Company’s hurdle rate by which the incentive reallocation to BCC is determined.  The hurdle rate will remain at 6% per annum with respect to the limited partner interests of the Company and its subsidiaries in each of TLF I and TLF II in lieu of 5% per annum for all other limited partners.

The foregoing summary of the Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Services Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 8.01.	Other Events.

TLF II expects to enter into a Trading Plan (the “Purchase Plan”) pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with respect to shares of common stock of the Company (the “Shares”).  It is anticipated that, under the Purchase Plan, a broker dealer will make periodic purchases of Shares on behalf of TLF II at prevailing market prices, subject to the terms of the Purchase Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Services Agreement, dated as of September 15, 2017, by and among Biglari Holdings Inc., Biglari Capital Corp. and Biglari Enterprises LLC

Forward-Looking Statements
This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. The Company cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations. The Company does not update publicly or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Further information on the types of factors that could affect the Company and its business can be found in the Company’s filings with the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 2017	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller

4